Exhibit 99.1

Investor Relations: Media Relations:	Anjali Aggarwal Jonathan Freedman
+1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results for the First Quarter of 2019

Company Announces Appointment of Jay C. Horgen as Chief Executive Officer;
Announces Investment in Garda Capital Partners;
Reports EPS of $(3.87), Economic EPS of $3.26

WEST PALM BEACH, FL, May 6, 2019 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the first quarter of 2019. In addition, AMG announced the appointment of Jay C. Horgen as Chief Executive Officer and to the Board of Directors, effective following the Company’s 2019 Annual Meeting of Stockholders, at which time Nathaniel Dalton, current Chief Executive Officer, will become Senior Advisor and remain on the Board of Directors. AMG also announced that it has entered into a definitive agreement to acquire an equity interest in Garda Capital Partners LP, a leading alternative investment manager specializing in fixed income relative value strategies. Further information on these announcements may be found at ir.amg.com.

For the first quarter of 2019, diluted earnings per share were $(3.87), compared to $2.77 for the same period of 2018, and Economic earnings per share (“Economic EPS”) were $3.26, compared to $3.92 for the same period of 2018. AMG’s GAAP results include a non-cash expense of $415 million, reflecting the reduction in carrying value of an investment the Company made in a U.S. credit alternative manager accounted for under the equity method. For the first quarter of 2019, Net income (controlling interest) was $(200.8) million, compared to $153.0 million for the same period of 2018. For the first quarter of 2019, Economic net income was $169.0 million, compared to $215.2 million for the same period of 2018. For the first quarter of 2019, Adjusted EBITDA was $215.6 million, compared to $286.5 million for the same period of 2018. For the first quarter of 2019, Consolidated revenue was $543.1 million, compared to $612.4 million for the same period of 2018. For the first quarter of 2019, Aggregate fees (an operating measure comprising the total asset- and performance-based fees of all Affiliates) were $1.3 billion, compared to $1.6 billion for the same period of 2018. (Economic EPS, Economic net income, and Adjusted EBITDA are defined in the attached tables, along with reconciliations to the most directly comparable GAAP measure.)

Net client cash flows for the first quarter of 2019 were $(7.4) billion. AMG’s aggregate assets under management were approximately $778 billion at March 31, 2019, pro forma for a pending investment.

The Company also announced a first-quarter cash dividend of $0.32 per common share, payable May 30, 2019 to stockholders of record as of the close of business on May 16, 2019. During the first quarter of 2019, the Company repurchased approximately $91 million in stock.

“AMG generated Economic earnings per share of $3.26 in the first quarter of 2019, reflecting the effect of significant market declines in the fourth quarter of 2018, which impacted average AUM and performance fee generation in the first quarter,” stated Nathaniel Dalton, Chief Executive Officer of AMG. “Looking ahead, in addition to the positive earnings impact of the year-to-date market rebound, we believe that our long-term organic growth profile will be enhanced by our Affiliates’ improving investment performance across multiple product areas, including global and emerging markets equities, and U.S. growth equities. During the quarter, we continued to execute on our long-term succession plan; as we announced separately today, Jay Horgen will succeed me as CEO, and we were pleased to welcome Tom Wojcik as our next CFO, as we evolve and build our senior management team to capitalize on the opportunities ahead.”
Mr. Dalton concluded, “We continue to position our business for growth. During the quarter we increased our balance sheet capacity and flexibility, continued to return capital to shareholders, and advanced our new investment pipeline — including our agreement to partner with Garda Capital Partners, a highly regarded alternative manager with an exceptional long-term investment track record. While we remain disciplined in executing our new investments strategy, we are continuing to make progress in our discussions with prospective Affiliates and have substantial opportunities to partner with additional outstanding boutique firms, which would further enhance the breadth and diversity of our performance-oriented product set.”

About AMG
AMG is a global asset management company with equity investments in leading boutique investment management firms. AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy. AMG’s strategy is to generate shareholder value through the growth of existing Affiliates, as well as through investments in new Affiliates and additional investments in existing Affiliates. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations. As of March 31, 2019, AMG’s aggregate assets under management were approximately $778 billion, pro forma for a pending investment, in more than 500 investment products across a broad range of active, return-oriented strategies. For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “preliminary,” “continues,”“may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings and other risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. We have presented certain non-GAAP and operating performance measures in this press release, which are provided in addition to, but not as substitutes for, GAAP measures of performance. Additional information is provided in the attached tables.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.

A teleconference will be held with AMG’s management at 8:30 a.m. Eastern time today. Parties interested in listening to the teleconference should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) starting at 8:15 a.m. Eastern time. Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13689635. The live call and replay of the session, and a presentation highlighting the Company's performance can also be accessed via AMG’s website at http://www.amg.com/InvestorRelations/.

Financial Tables Follow

AMG
Performance Measures
(in millions, except as noted and per share data)

	Three Months Ended 3/31/18	Three Months Ended 3/31/19

Operating Performance Measures
Assets under management (at period end, in billions) (A)	$830.9	$774.2
Average assets under management (in billions) (A)	$839.7	$772.6
Aggregate fees (B)	$1,648.7	$1,252.0

Financial Performance Measures
Net income (loss) (controlling interest)	$153.0	$(200.8)
Average shares outstanding (diluted)	57.0	51.9
Earnings (loss) per share (diluted)	$2.77	$(3.87)

Supplemental Performance Measures
Adjusted EBITDA (controlling interest) (C)	$286.5	$215.6
Economic net income (controlling interest) (D)	$215.2	$169.0
Average shares outstanding (adjusted diluted) (E)	54.8	51.9
Economic earnings per share (E)	$3.92	$3.26

AMG
Assets Under Management
(in billions)
Statement of Changes — by Strategy

	Alternatives	Global Equities	U.S. Equities	Multi-Asset & Fixed Income	Total

Assets under management, December 31, 2018	$293.5	$243.8	$97.6	$101.1	$736.0
Client cash inflows and commitments	11.5	9.7	4.4	5.3	30.9
Client cash outflows	(14.4)	(13.1)	(5.8)	(5.0)	(38.3)
Net client cash flows	(2.9)	(3.4)	(1.4)	0.3	(7.4)
Market changes	6.5	26.9	12.9	5.0	51.3
Foreign exchange	1.0	1.4	0.1	0.3	2.8
Realizations and distributions (net)	(2.0)	(0.1)	—	—	(2.1)
Other (F)	(0.4)	(0.7)	(0.7)	(4.6)	(6.4)
Assets under management, March 31, 2019	$295.7	$267.9	$108.5	$102.1	$774.2

Statement of Changes — by Client Type

	Institutional	Retail	High Net Worth	Total

Assets under management, December 31, 2018	$432.9	$195.4	$107.7	$736.0
Client cash inflows and commitments	11.9	13.6	5.4	30.9
Client cash outflows	(16.8)	(17.2)	(4.3)	(38.3)
Net client cash flows	(4.9)	(3.6)	1.1	(7.4)
Market changes	26.5	17.1	7.7	51.3
Foreign exchange	1.6	1.0	0.2	2.8
Realizations and distributions (net)	(2.0)	(0.1)	—	(2.1)
Other (F)	(2.3)	0.4	(4.5)	(6.4)
Assets under management, March 31, 2019	$451.8	$210.2	$112.2	$774.2

AMG
Reconciliations of Supplemental Performance Measures
(in millions, except per share data)

	Three Months Ended 3/31/18	Three Months Ended 3/31/19

Net income (loss) (controlling interest)	$153.0	$(200.8)
Intangible amortization and impairments (G)	47.6	459.8
Intangible-related deferred taxes (G)	13.2	(93.8)
Other economic items	1.4	3.8
Economic net income (controlling interest) (D)	$215.2	$169.0

Average shares outstanding (adjusted diluted) (E)	54.8	51.9
Economic earnings per share (E)	$3.92	$3.26

Net income (loss) (controlling interest)	$153.0	$(200.8)
Interest expense	21.6	18.2
Income taxes	60.8	(64.8)
Intangible amortization and impairments (G)	47.6	459.8
Other items (H)	3.5	3.2
Adjusted EBITDA (controlling interest) (C)	$286.5	$215.6

AMG
Consolidated Statements of Income
(in millions, except per share data)

	Three Months Ended March 31,
	2018	2019

Consolidated revenue	$612.4	$543.1

Consolidated expenses:
Compensation and related expenses	266.7	228.2
Selling, general and administrative	106.4	95.6
Intangible amortization and impairments	23.2	29.6
Interest expense	21.6	18.2
Depreciation and other amortization	5.5	5.2
Other expenses (net)	12.0	11.0
Total consolidated expenses	435.4	387.8

Equity method income (loss) (net) (G)	96.3	(358.1)

Investment and other income	14.2	8.0
Income (loss) before income taxes	287.5	(194.8)

Income tax expense (benefit) (I)	63.5	(61.8)
Net income (loss)	224.0	(133.0)

Net income (non-controlling interests)	(71.0)	(67.8)
Net income (loss) (controlling interest)	$153.0	$(200.8)

Average shares outstanding (basic)	54.6	51.9
Average shares outstanding (diluted)	57.0	51.9

Earnings (loss) per share (basic)	$2.80	$(3.87)
Earnings (loss) per share (diluted)	$2.77	$(3.87)

AMG
Consolidated Balance Sheets
(in millions)

	December 31, 2018	March 31, 2019
Assets
Cash and cash equivalents	$565.5	$305.2
Receivables	400.6	535.5
Investments in marketable securities	119.3	36.4
Goodwill	2,633.4	2,642.4
Acquired client relationships (net)	1,309.9	1,289.5
Equity method investments in Affiliates (net)	2,791.0	2,318.5
Fixed assets (net)	104.3	102.3
Other investments	201.1	207.5
Other assets	94.0	239.7
Total assets	$8,219.1	$7,677.0

Liabilities and Equity
Payables and accrued liabilities	$746.6	$576.5
Debt	1,829.6	1,780.7
Deferred income tax liability (net)	511.6	418.5
Other liabilities	162.7	386.2
Total liabilities	3,250.5	3,161.9

Redeemable non-controlling interests (J)	833.7	754.8
Equity:
Common stock	0.6	0.6
Additional paid-in capital	835.6	804.4
Accumulated other comprehensive loss	(109.0)	(106.9)
Retained earnings	3,876.8	3,652.6
	4,604.0	4,350.7
Less: treasury stock, at cost	(1,146.6)	(1,210.3)
Total stockholders’ equity	3,457.4	3,140.4
Non-controlling interests	677.5	619.9
Total equity	4,134.9	3,760.3
Total liabilities and equity	$8,219.1	$7,677.0

AMG
Notes
(in millions)

(A)
Assets under management is presented on a current basis without regard to the timing of the inclusion of an Affiliate’s results in our operating performance measures and Consolidated Financial Statements. Average assets under management provides a more meaningful relationship to our operating performance measures and financial results as it reflects both the particular billing patterns of Affiliate sponsored investment products and client accounts and corresponds with the timing of the inclusion of an Affiliate’s results in our operating performance measures and Consolidated Financial Statements. For certain of our equity method Affiliates, we report aggregate fees and the Affiliate's financial results in our Consolidated Financial Statements one quarter in arrears.

(B)
Aggregate fees consists of the total asset- and performance-based fees earned by all of our Affiliates. Aggregate fees is an operating measure used by management to evaluate the operating performance and material trends across our entire business. Aggregate fees is provided in addition to, but not as a substitute for, Consolidated revenue or other GAAP performance measures.

(C)
Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income taxes, depreciation, amortization, impairments, and adjustments to our contingent payment arrangements. We believe that many investors use this measure when assessing the financial performance of companies in the investment management industry. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (loss) (controlling interest) or other GAAP performance measures.

(D)
We believe Economic net income (controlling interest) is an important measure because it represents our performance before non-cash expenses relating to the acquisition of interests in Affiliates and improves comparability of performance between periods. Economic net income (controlling interest) is used by our management and Board of Directors as our principal performance benchmark, including as one of the measures for aligning executive compensation with stockholder value. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (loss) (controlling interest) or other GAAP performance measures.

We adjust Net income (loss) (controlling interest) to calculate Economic net income (controlling interest) by adding back our share of pre-tax intangible amortization and impairments attributable to intangible assets because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time. We also add back the deferred taxes attributable to intangible assets because we believe it is unlikely these accruals will be used to settle material tax obligations. Further, we add back other economic items to improve comparability of performance between periods.

(E)
Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, the potential share issuance in connection with our junior convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the junior convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation. This method does not take into account any increase or decrease in our cost of capital in an assumed conversion. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Earnings (loss) per share (diluted) or other GAAP performance measures.

The following table provides a reconciliation of Average shares outstanding (adjusted diluted):

	Three Months Ended March 31,
	2018	2019
Average shares outstanding (diluted)	57.0	51.9
Stock options and restricted stock units	—	0.0
Assumed issuance of junior convertible securities shares	(2.2)	—
Average shares outstanding (adjusted diluted)	54.8	51.9

AMG
Notes (continued)
(in millions)

(F)
Other primarily includes the assets under management attributable to Affiliate product transitions and transfers of our interests in our Affiliates. For the three months ended March 31, 2019, other primarily represents the divestment of a U.S. wealth manager accounted for under the equity method.

(G)
For the three months ended March 31, 2019, we recorded a $415.0 non-cash expense to reduce the carrying value to fair value of a U.S. credit alternative manager accounted for under the equity method, which reduced intangible-related deferred taxes by $103.8.

(H)	Other items include depreciation and adjustments to contingent payment arrangements.

(I)	Our consolidated income tax provision includes taxes attributable to the controlling interest, and to a lesser extent, taxes attributable to non-controlling interests.
The following table summarizes our consolidated tax provision:

	Three Months Ended March 31,
	2018	2019
Taxes attributable to controlling interest	$60.8	$(64.8)
Taxes attributable to non-controlling interests	2.7	3.0
Total income taxes	$63.5	$(61.8)

Income (loss) before taxes (controlling interest)	$213.8	$(265.6)

Effective tax rate (controlling interest)	28.4%	24.4%

(J)
As of December 31, 2018 and March 31, 2019, Redeemable non-controlling interests includes Affiliate sponsored consolidated investment products predominantly attributable to third party investors of $91.0 and $6.5, respectively.